Exhibit 99.1

NEWS FROM LAKELAND FINANCIAL CORPORATION
FOR IMMEDIATE RELEASE

Contact
Lisa M. O’Neill
Executive Vice President and Chief Financial Officer
(574) 267-9125
lisa.oneill@lakecitybank.com

Lakeland Financial Reports Record Quarterly Performance
Net Income Increases 8%

Warsaw, Indiana (July 25, 2019) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $21.7 million for the three months ended June 30, 2019, an increase of 8% versus $20.1 million for the second quarter of 2018. Diluted earnings per share increased 9% to $0.85 for the second quarter of 2019, versus $0.78 for the second quarter of 2018. On a linked quarter basis, net income increased $31,000 from the first quarter ended March 31, 2019, which had net income of $21.7 million and $0.84 diluted earnings per share.

The company further reported record net income of $43.4 million for the six months ended June 30, 2019 versus $38.5 million for the comparable period of 2018, an increase of 13%. Diluted net income per common share was also a record for the period and increased 13% to $1.69 for the six months ended June 30, 2019 versus $1.50 for the comparable period of 2018.

David M. Findlay, President and Chief Executive Officer said, “Our record quarterly results were positively impacted by healthy loan and deposit growth. This balance sheet expansion reflects our continued growth throughout our Indiana footprint.”

Highlights for the quarter are noted below.

2nd Quarter 2019 versus 2nd Quarter 2018 highlights:

•	Return on average equity of 15.8%, compared to 16.9%
•	Return on average assets of 1.76%, up from 1.70%
•	Organic loan growth of $140 million, or 4%
•	Core deposit growth of $288 million, or 8%
•	Net interest income increase of $878,000, or 2%
•	Net interest margin of 3.37% compared to 3.42%
•	Noninterest income increase of $1.9 million, or 19%
•	Revenue growth of $2.7 million, or 6%
•	Provision expense of $785,000 compared to $1.7 million
•	Nonperforming assets to total assets of 0.31% versus 0.27%
•	Total equity and tangible common equity[1] increase of $79 million, or 16%

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures.”

2nd Quarter 2019 versus 1st Quarter 2019 highlights:

•	Return on average equity of 15.8% compared to 16.6%
•	Return on average assets of 1.76%, compared to 1.80%
•	Organic loan growth of $60 million or 2%
•	Net interest income increase of $202,000, or 1%
•	Net interest margin decrease of 8 basis points to 3.37% from 3.45%
•	Noninterest income increase of $63,000, or 1%
•	Revenue growth of $265,000, or 1%
•	Provision expense of $785,000 compared to $1.2 million
•	Nonperforming assets to total assets of 0.31% versus 0.14%
•	Total equity and tangible common equity[1] increase of $22 million, or 4%

As announced on July 9, 2019, the board of directors approved a cash dividend for the second quarter of $0.30 per share, payable on August 5, 2019, to shareholders of record as of July 25, 2019. The 2019 dividend rate per share approved in July represents a 16% increase over the accumulated quarterly dividends paid in 2018.

Return on average total equity for the second quarter of 2019 was 15.76%, compared to 16.86% in the second quarter of 2018 and 16.59% in the linked first quarter of 2019. Return on average total equity for the first six months of 2019 was 16.17%, compared to 16.35% in the same period of 2018. Return on average assets for the second quarter of 2019 was 1.76%, compared to 1.70% in the second quarter of 2018 and 1.80% in the linked first quarter of 2019. Return on average assets for the first six months of 2019 was 1.78% compared to 1.64% in the same period of 2018. The company’s total capital as a percentage of risk-weighted assets was 14.49% at June 30, 2019, compared to 13.76% at June 30, 2018 and 14.38% at March 31, 2019. The company’s tangible common equity to tangible assets ratio1 was 11.30% at June 30, 2019, compared to 10.15% at June 30, 2018 and 11.04% at March 31, 2019.

Average total loans for the second quarter of 2019 were $3.96 billion, an increase of $121.9 million, or 3%, versus $3.84 billion for the second quarter 2018. On a linked quarter basis, total average loans grew $43.3 million from $3.92 billion at March 31, 2019. Total loans outstanding grew $139.9 million, or 4%, from $3.86 billion as of June 30, 2018 to $4.00 billion as of June 30, 2019.

“We are pleased to report $60 million in loan growth on a linked quarter basis. Line utilization for commercial committed lines has increased as compared to the first quarter 2019, but is still lower than our normal run rate for periods prior to 2018. Further, loan originations are outpacing loan paydowns,” commented Findlay.

Average total deposits for the second quarter of 2019 were $4.30 billion, an increase of $208.6 million, or 5%, versus $4.09 billion for the second quarter of 2018. Average total deposits increased by $210.4 million or 5% as compared to average deposits of $4.09 billion on a linked quarter basis. Total deposits grew $286.3 million, or 7%, from $3.93 billion as of June 30, 2018 to $4.22 billion as of June 30, 2019. In addition, total core deposits, which exclude brokered deposits, increased $288.3 million, or 8%, from $3.72 billion at June 30, 2018 to $4.00 billion at June 30, 2019 due to growth in commercial deposits of $230.2 million or 24%, increases in retail deposits of $29.5 million, or 2%, and increases in public fund deposits of $28.6 million or 2%. Brokered deposits were $218.0 million at June 30, 2019, a decrease of $1.9 million, or 1%, as compared to $219.9 million as of June 30, 2018.

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures.”

Findlay added, “The double digit growth in commercial deposits on a year over year basis was strong and reflective of our focus on growing these relationship driven, low cost deposits. Consistent with our strategic focus on these accounts, we continue to see growth in the number of commercial checking accounts and the volume of commercial checking account balances.”

The company’s net interest margin decreased five basis points to 3.37% for the second quarter of 2019 compared to 3.42% for the second quarter of 2018. The year over year decline in net interest margin was due to a higher cost of funds and lower yields on investment securities, partially offset by a higher yield on the company’s loan portfolio. The decline in the investment securities yield was due to the combined effect of the flattening, and at times, inverted, yield curve, the corresponding increase in the fair value of the investment securities portfolio, as well as increased premium bond amortization resulting from elevated prepayment speeds.

Linked quarter net interest margin declined by eight basis points from 3.45% as of March 31, 2019 to 3.37% as of June 30, 2019 due to an increase of five basis points in the cost of funds as well as a decline of three basis points in the yield on earning assets. The decline in investment securities yields resulted primarily from a decline in yields for agency mortgage backed securities and collateralized mortgage obligations.

The company’s net interest margin increased three basis points to 3.42% for the six months ended June 30, 2019 compared to 3.39% for the six months ended June 30, 2018. The increase in net interest margin for the six month period was primarily attributable to increases in loan yields partially offset by higher cost of funds, driven by the Federal Reserve Bank increasing the target Federal Funds Rate in June, September and December of 2018. Net interest income increased by $2.9 million or 4% for the six months ended June 30, 2019 as compared to the first half of 2018 due to both net interest margin expansion and loan and deposit growth.

The company recorded a provision for loan losses of $785,000 in the second quarter of 2019, compared to $1.7 million in the second quarter of 2018 and $1.2 million in the linked first quarter of 2019. Net recoveries in the second quarter of 2019 were $217,000 versus net recoveries of $379,000 in the second quarter of 2018 and net charge offs of $91,000 during the linked first quarter of 2019. Annualized net recoveries to average loans were 0.02% for the second quarter of 2019 versus 0.04% for the second quarter of 2018. Annualized net charge offs to average loans were 0.01% for the linked first quarter of 2019. On a year to date basis, net recoveries to average loans were 0.01% compared to net charge offs to average loans of 0.23% for the first six months of 2018.

Nonperforming assets increased $2.4 million, or 19%, to $15.3 million as of June 30, 2019 versus $12.9 million as of June 30, 2018 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets were $15.3 million versus $7.0 million reported as of March 31, 2019. The increase was primarily driven by a single commercial relationship being placed in nonaccrual status, which was past due as of the first quarter of 2019. The ratio of nonperforming assets to total assets at June 30, 2019 was 0.31% compared to 0.27% at June 30, 2018 and 0.14% at March 31, 2019. Loan loss reserve to total loans was 1.26% as of June 30, 2019 as compared with 1.24% as of June 30, 2018 and unchanged from 1.26% as of March 31, 2019.

“We are proud of our asset quality performance during the first two quarters of 2019 with net recoveries year to date. While we encountered a slight shift in nonperforming loans, we don’t believe that it is reflective of any broader concerns and our watch list loan totals are stable,” commented Findlay.

The company’s noninterest income increased $1.9 million, or 19%, to $11.6 million for the second quarter of 2019, compared to $9.7 million for the second quarter of 2018. Noninterest income was positively impacted by a 23% increase over the prior year second quarter in recurring fee income for service charges on deposit accounts, primarily due to growth in treasury management fees from business accounts. In addition, investment brokerage fees increased 40% and wealth advisory fees increased by 7% compared to the second quarter 2018 due to continued growth of client relationships. Noninterest income was $11.5 million in the linked first quarter of 2019.

The company’s noninterest income increased $3.5 million, or 18%, to $23.1 million for the six months ended June 30, 2019 compared to $19.6 million in the prior year period. Noninterest income was positively impacted by $1.7 million increase in service charges on deposit accounts, as well as increases of $287,000 in loan and service fees, $247,000 in investment brokerage fees and $217,000 in wealth advisory fees.

During the second quarter, a single commercial treasury management relationship contributed $2.1 million in treasury management fees that are reported with service charges on deposit accounts. This relationship contributed $1.6 million in the first quarter of 2019, resulting in a total of $3.7 million of revenue on a year to date basis. As a result of the bank discovering potentially fraudulent activity by this client involving multiple banks, the related treasury management activity was terminated and the revenue will not recur in future periods. The bank has not incurred any loss related to this activity and we believe that an investigation is ongoing by authorities. In addition, the bank continues its review of its enterprise risk management policies and procedures.

The company’s noninterest expense increased $1.8 million, or 9%, to $22.1 million in the second quarter of 2019, compared to $20.3 million in the second quarter of 2018 and decreased by $381,000 on a linked quarter basis. Salaries and employee benefits increased on a year over year basis primarily due to higher employee health insurance expense, staffing increases in revenue producing areas and normal merit increases. Other expense increased by $672,000 or 40% to $2.3 million from $1.7 million in the second quarter 2018.

The company’s noninterest expense increased by $3.1 million, or 7%, to $44.6 million in the first six months of 2019 compared to $41.5 million in the prior year period. The increase was driven by salaries and employee benefits, which increased by 4%, or $882,000, primarily due to higher health insurance expense, staffing increases in revenue producing areas and normal merit increases. Other expense increased by $1.4 million or 44% to $4.6 million from $3.2 million in the six month period ended June 30, 2018.

The company’s efficiency ratio was 44.2% for the second quarter of 2019, compared to 42.9% for the second quarter of 2018 and 45.2% for the linked first quarter of 2019. The company’s efficiency ratio was 44.7% for the six months ended June 30, 2019 compared to 44.4% in the prior year period.

Lakeland Financial Corporation is a $5.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fifth largest bank headquartered in the state and the largest bank 100% invested in Indiana. Lake City Bank operates 50 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States, this earnings release contains certain non-GAAP financial measures. The company believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “total equity” excluding intangible assets, net of deferred tax, and “tangible assets” which is “total assets” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalents is included in the attached financial tables where the non-GAAP measures are presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including trade policy and those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2019 FINANCIAL HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Unaudited – Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
END OF PERIOD BALANCES	2019	2019	2018	2019	2018
Assets	$4,975,519	$4,891,885	$4,760,869	$4,975,519	$4,760,869
Deposits	4,221,299	4,147,437	3,934,953	4,221,299	3,934,953
Brokered Deposits	217,981	140,078	219,900	217,981	219,900
Core Deposits (3)	4,003,318	4,007,359	3,715,053	4,003,318	3,715,053
Loans	3,998,618	3,939,010	3,858,713	3,998,618	3,858,713
Allowance for Loan Losses	50,564	49,562	47,706	50,564	47,706
Total Equity	565,363	543,267	486,484	565,363	486,484
Goodwill net of deferred tax assets	3,779	3,779	3,793	3,779	3,793
Tangible Common Equity (1)	561,584	539,488	482,691	561,584	482,691
AVERAGE BALANCES
Total Assets	$4,961,453	$4,881,572	$4,739,163	$4,921,733	$4,723,034
Earning Assets	4,625,949	4,550,950	4,448,240	4,588,656	4,434,924
Investments - available for sale	601,178	587,026	560,484	594,141	553,303
Loans	3,961,322	3,918,024	3,839,441	3,939,792	3,815,813
Total Deposits	4,300,759	4,090,330	4,092,145	4,196,125	4,093,523
Interest Bearing Deposits	3,378,030	3,205,204	3,266,808	3,292,094	3,260,095
Interest Bearing Liabilities	3,444,382	3,426,250	3,409,138	3,435,366	3,388,236
Total Equity	552,536	529,989	479,291	541,325	474,670
INCOME STATEMENT DATA
Net Interest Income	$38,411	$38,209	$37,533	$76,620	$73,756
Net Interest Income-Fully Tax Equivalent	38,923	38,708	37,973	77,631	74,604
Provision for Loan Losses	785	1,200	1,700	1,985	5,000
Noninterest Income	11,588	11,525	9,722	23,113	19,601
Noninterest Expense	22,092	22,473	20,303	44,565	41,505
Net Income	21,713	21,682	20,142	43,395	38,478
PER SHARE DATA
Basic Net Income Per Common Share	$0.85	$0.85	$0.80	$1.70	$1.52
Diluted Net Income Per Common Share	0.85	0.84	0.78	1.69	1.50
Cash Dividends Declared Per Common Share	0.30	0.26	0.26	0.56	0.48
Dividend Payout	35.29%	30.95%	33.33%	33.14%	32.00%
Book Value Per Common Share (equity per share issued)	22.06	21.21	19.23	22.06	19.23
Tangible Book Value Per Common Share (1)	21.92	21.06	19.08	21.92	19.08
Market Value – High	49.20	48.99	51.15	49.20	51.76
Market Value – Low	43.76	39.78	45.15	39.78	45.01
Basic Weighted Average Common Shares Outstanding	25,614,701	25,491,093	25,293,329	25,553,254	25,275,471
Diluted Weighted Average Common Shares Outstanding	25,774,002	25,665,287	25,709,216	25,721,079	25,704,505
KEY RATIOS
Return on Average Assets	1.76%	1.80%	1.70%	1.78%	1.64%
Return on Average Total Equity	15.76	16.59	16.86	16.17	16.35
Average Equity to Average Assets	11.14	10.86	10.11	11.00	10.05
Net Interest Margin	3.37	3.45	3.42	3.42	3.39
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	44.19	45.19	42.93	44.68	44.44
Tier 1 Leverage (2)	11.72	11.59	11.01	11.72	11.01
Tier 1 Risk-Based Capital (2)	13.33	13.22	12.61	13.33	12.61
Common Equity Tier 1 (CET1) (2)	12.64	12.52	11.88	12.64	11.88
Total Capital (2)	14.49	14.38	13.76	14.49	13.76
Tangible Capital (1) (2)	11.30	11.04	10.15	11.30	10.15
ASSET QUALITY
Loans Past Due 30 - 89 Days	$2,451	$9,694	$1,612	$2,451	$1,612
Loans Past Due 90 Days or More	0	481	0	0	0
Non-accrual Loans	14,995	6,093	12,773	14,995	12,773
Nonperforming Loans (includes nonperforming TDRs)	14,995	6,574	12,773	14,995	12,773
Other Real Estate Owned	316	316	10	316	10
Other Nonperforming Assets	7	83	108	7	108
Total Nonperforming Assets	15,318	6,973	12,891	15,318	12,891
Performing Troubled Debt Restructurings	6,082	6,196	3,402	6,082	3,402
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	3,512	3,812	7,666	3,512	7,666
Total Troubled Debt Restructurings	9,594	10,008	11,068	9,594	11,068
Impaired Loans	24,271	24,501	16,931	24,271	16,931
Non-Impaired Watch List Loans	183,599	179,636	196,880	183,599	196,880
Total Impaired and Watch List Loans	207,870	204,137	213,811	207,870	213,811
Gross Charge Offs	84	284	128	368	5,105
Recoveries	301	193	507	494	690
Net Charge Offs/(Recoveries)	(217)	91	(379)	(126)	4,415
Net Charge Offs/(Recoveries) to Average Loans	(0.02)%	0.01%	(0.04)%	(0.01)%	0.23%
Loan Loss Reserve to Loans	1.26%	1.26%	1.24%	1.26%	1.24%
Loan Loss Reserve to Nonperforming Loans	337.18%	753.91%	373.51%	337.18%	373.49%
Loan Loss Reserve to Nonperforming Loans and Performing TDRs	239.90%	388.11%	294.94%	239.90%	294.94%
Nonperforming Loans to Loans	0.38%	0.17%	0.33%	0.38%	0.33%
Nonperforming Assets to Assets	0.31%	0.14%	0.27%	0.31%	0.27%
Total Impaired and Watch List Loans to Total Loans	5.20%	5.18%	5.54%	5.20%	5.54%
OTHER DATA
Full Time Equivalent Employees	571	556	553	571	553
Offices	50	50	49	50	49

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2) Capital ratios for June 30, 2019 are preliminary until the Call Report is filed.
(3) Core deposits equals deposits less brokered deposits

CONSOLIDATED BALANCE SHEETS (in thousands, except share data)
	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and due from banks	$154,856	$192,290
Short-term investments	41,514	24,632
Total cash and cash equivalents	196,370	216,922

Securities available-for-sale (carried at fair value)	609,826	585,549
Real estate mortgage loans held-for-sale	5,929	2,293

Loans, net of allowance for loan losses of $50,564 and $48,453	3,948,054	3,866,292

Land, premises and equipment, net	58,719	58,097
Bank owned life insurance	82,591	77,106
Federal Reserve and Federal Home Loan Bank stock	13,772	13,772
Accrued interest receivable	17,418	15,518
Goodwill	4,970	4,970
Other assets	37,870	34,735
Total assets	$4,975,519	$4,875,254

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$946,471	$946,838
Interest bearing deposits	3,274,828	3,097,227
Total deposits	4,221,299	4,044,065

Borrowings
Federal funds purchased	15,000	0
Securities sold under agreements to repurchase	0	75,555
Federal Home Loan Bank advances	100,000	170,000
Subordinated debentures	30,928	30,928
Total borrowings	145,928	276,483

Accrued interest payable	12,454	10,404
Other liabilities	30,475	22,598
Total liabilities	4,410,156	4,353,550

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,615,216 shares issued and 25,442,300 outstanding as of June 30, 2019
25,301,732 shares issued and 25,128,773 outstanding as of December 31, 2018	112,689	112,383
Retained earnings	446,969	419,179
Accumulated other comprehensive income (loss)	9,500	(6,191)
Treasury stock, at cost (2019 - 172,916 shares, 2018 - 172,959 shares)	(3,884)	(3,756)
Total stockholders' equity	565,274	521,615
Noncontrolling interest	89	89
Total equity	565,363	521,704
Total liabilities and equity	$4,975,519	$4,875,254

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands, except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET INTEREST INCOME
Interest and fees on loans
Taxable	$50,089	$44,439	$98,955	$86,233
Tax exempt	235	202	486	419
Interest and dividends on securities
Taxable	2,250	2,492	4,747	4,926
Tax exempt	1,710	1,466	3,352	2,797
Other interest income	351	196	589	488
Total interest income	54,635	48,795	108,129	94,863

Interest on deposits	15,556	10,648	29,439	20,015
Interest on borrowings
Short-term	232	195	1,182	306
Long-term	436	419	888	786
Total interest expense	16,224	11,262	31,509	21,107

NET INTEREST INCOME	38,411	37,533	76,620	73,756

Provision for loan losses	785	1,700	1,985	5,000

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	37,626	35,833	74,635	68,756

NONINTEREST INCOME
Wealth advisory fees	1,646	1,544	3,266	3,049
Investment brokerage fees	528	377	914	667
Service charges on deposit accounts	4,850	3,800	9,137	7,428
Loan and service fees	2,481	2,421	4,885	4,598
Merchant card fee income	670	549	1,292	1,191
Bank owned life insurance income	287	348	731	711
Mortgage banking income	398	438	620	679
Net securities gains (losses)	65	0	88	(6)
Other income	663	245	2,180	1,284
Total noninterest income	11,588	9,722	23,113	19,601

NONINTEREST EXPENSE
Salaries and employee benefits	11,835	11,493	24,394	23,512
Net occupancy expense	1,283	1,237	2,649	2,663
Equipment costs	1,409	1,250	2,758	2,524
Data processing fees and supplies	2,574	2,290	4,999	4,803
Corporate and business development	1,171	1,046	2,377	2,179
FDIC insurance and other regulatory fees	409	409	815	870
Professional fees	1,071	910	2,008	1,782
Other expense	2,340	1,668	4,565	3,172
Total noninterest expense	22,092	20,303	44,565	41,505

INCOME BEFORE INCOME TAX EXPENSE	27,122	25,252	53,183	46,852
Income tax expense	5,409	5,110	9,788	8,374
NET INCOME	$21,713	$20,142	$43,395	$38,478

BASIC WEIGHTED AVERAGE COMMON SHARES	25,614,701	25,293,329	25,553,254	25,275,471
BASIC EARNINGS PER COMMON SHARE	$0.85	$0.80	$1.70	$1.52
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,774,002	25,709,216	25,721,079	25,704,505
DILUTED EARNINGS PER COMMON SHARE	$0.85	$0.78	$1.69	$1.50

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2019
(unaudited, in thousands)

	June 30,		March 31,		December 31,		June 30,
	2019		2019		2018		2018
Commercial and industrial loans:
Working capital lines of credit loans	$755,090	18.9%	$726,895	18.4%	$690,620	17.6%	$780,910	20.2%
Non-working capital loans	695,235	17.3	700,447	17.8	714,759	18.3	691,118	17.9
Total commercial and industrial loans	1,450,325	36.2	1,427,342	36.2	1,405,379	35.9	1,472,028	38.1

Commercial real estate and multi-family residential loans:
Construction and land development loans	321,550	8.0	293,818	7.5	266,805	6.8	200,438	5.2
Owner occupied loans	557,115	13.9	557,296	14.1	586,325	15.0	569,453	14.8
Nonowner occupied loans	533,880	13.4	537,569	13.7	520,901	13.3	518,840	13.4
Multifamily loans	242,966	6.1	240,939	6.1	195,604	5.0	221,579	5.7
Total commercial real estate and multi-family residential loans	1,655,511	41.4	1,629,622	41.4	1,569,635	40.1	1,510,310	39.1

Agri-business and agricultural loans:
Loans secured by farmland	148,883	3.7	139,645	3.6	177,503	4.6	148,396	3.9
Loans for agricultural production	165,595	4.2	162,662	4.1	193,010	4.9	155,826	4.0
Total agri-business and agricultural loans	314,478	7.9	302,307	7.7	370,513	9.5	304,222	7.9

Other commercial loans	104,084	2.6	112,021	2.8	95,657	2.4	120,541	3.1
Total commercial loans	3,524,398	88.1	3,471,292	88.1	3,441,184	87.9	3,407,101	88.2

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	187,863	4.7	188,777	4.8	185,822	4.7	180,099	4.7
Open end and junior lien loans	188,558	4.7	182,791	4.7	187,030	4.8	179,622	4.7
Residential construction and land development loans	12,270	0.3	13,142	0.3	16,226	0.4	13,226	0.3
Total consumer 1-4 family mortgage loans	388,691	9.7	384,710	9.8	389,078	9.9	372,947	9.7

Other consumer loans	86,996	2.2	84,650	2.1	86,064	2.2	80,097	2.1
Total consumer loans	475,687	11.9	469,360	11.9	475,142	12.1	453,044	11.8
Subtotal	4,000,085	100.0%	3,940,652	100.0%	3,916,326	100.0%	3,860,145	100.0%
Less: Allowance for loan losses	(50,564)		(49,562)		(48,453)		(47,706)
Net deferred loan fees	(1,467)		(1,642)		(1,581)		(1,432)
Loans, net	$3,948,054		$3,889,448		$3,866,292		$3,811,007

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
SECOND QUARTER 2019
(unaudited, in thousands)

	June 30,		March 31,		December 31,		June 30,
	2019		2019		2018		2018
Non-interest bearing demand deposits	$946,471		$931,832		$946,838		$839,784
Savings and transaction accounts:
Savings deposits	238,369		246,936		247,903		255,594
Interest bearing demand deposits	1,708,397		1,562,089		1,429,570		1,422,840
Time deposits:
Deposits of $100,000 or more	1,053,619		1,131,326		1,146,221		1,149,197
Other time deposits	274,443		275,254		273,533		267,538
Total deposits	$4,221,299		$4,147,437		$4,044,065		$3,934,953
FHLB advances and other borrowings	145,928		152,928		276,483		312,167
Total funding sources	$4,367,227		$4,300,365		$4,320,548		$4,247,120

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,936,747	$50,089	5.10%	$3,893,035	$48,866	5.09%	$3,816,879	$44,439	4.67%
Tax exempt (1)	24,575	292	4.77	24,989	314	5.10	22,562	253	4.50
Investments: (1)
Available for sale	601,178	4,415	2.95	587,026	4,575	3.16	560,484	4,347	3.11
Short-term investments	12,092	97	3.22	4,696	26	2.25	4,079	11	1.08
Interest bearing deposits	51,357	254	1.98	41,204	212	2.09	44,236	185	1.68
Total earning assets	$4,625,949	$55,147	4.78%	$4,550,950	$53,993	4.81%	$4,448,240	$49,235	4.44%
Less: Allowance for loan losses	(49,965)			(48,768)			(46,494)
Nonearning Assets
Cash and due from banks	171,313			164,820			139,677
Premises and equipment	58,857			58,599			56,093
Other nonearning assets	155,299			155,971			141,647
Total assets	$4,961,453			$4,881,572			$4,739,163

Interest Bearing Liabilities
Savings deposits	$240,824	$71	0.12%	$247,309	$71	0.12%	$259,989	$86	0.13%
Interest bearing checking accounts	1,743,813	7,576	1.74	1,496,893	5,954	1.61	1,528,733	4,412	1.16
Time deposits:
In denominations under $100,000	274,217	1,300	1.90	276,006	1,232	1.81	264,294	946	1.44
In denominations over $100,000	1,119,176	6,609	2.37	1,184,996	6,626	2.27	1,213,792	5,204	1.72
Miscellaneous short-term borrowings	35,424	232	2.63	190,118	950	2.03	111,402	195	0.70
Long-term borrowings and
subordinated debentures	30,928	436	5.65	30,928	452	5.93	30,928	419	5.43
Total interest bearing liabilities	$3,444,382	$16,224	1.89%	$3,426,250	$15,285	1.81%	$3,409,138	$11,262	1.33%
Noninterest Bearing Liabilities
Demand deposits	922,729			885,126			825,337
Other liabilities	41,806			40,207			25,397
Stockholders' Equity	552,536			529,989			479,291
Total liabilities and stockholders' equity	$4,961,453			$4,881,572			$4,739,163

Interest Margin Recap
Interest income/average earning assets		55,147	4.78		53,993	4.81		49,235	4.44
Interest expense/average earning assets		16,224	1.41		15,285	1.36		11,262	1.02
Net interest income and margin		$38,923	3.37%		$38,708	3.45%		$37,973	3.42%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 21 percent tax rate. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) adjustment applicable to nondeductible interest expenses.  Taxable equivalent basis adjustments were $512,000, $499,000 and $440,000 in the three-month periods ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2019 and 2018, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

        Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets, tangible book value per share and the tangible common equity to tangible assets ratio are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity, net of deferred tax. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets, net of deferred tax. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company’s value including only earning assets as meaningful to an understanding of the company’s financial information.

A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2019	2019	2018	2019	2018
Total Equity	$ 565,363	$ 543,267	$ 486,484	$ 565,363	$ 486,484
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,191	1,191	1,177	1,191	1,177
Tangible Common Equity	561,584	539,488	482,691	561,584	482,691

Assets	$ 4,975,519	$ 4,891,885	$ 4,760,869	$ 4,975,519	$ 4,760,869
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,191	1,191	1,177	1,191	1,177
Tangible Assets	4,971,740	4,888,106	4,757,076	4,971,740	4,757,076

Ending common shares issued	25,615,216	25,614,665	25,294,582	25,615,216	25,294,582

Tangible Book Value Per Common Share	$ 21.92	$ 21.06	$ 19.08	$ 21.92	$ 19.08

Tangible Common Equity/Tangible Assets	11.30%	11.04%	10.15%	11.30%	10.15%

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